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                                                                    Exhibit 10.8

                              VSTREAM INCORPORATED

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

     This Series B Preferred Stock Purchase Agreement (the "Agreement") is entered into as of September 2, 1997, by and among VSTREAM INCORPORATED, a Delaware corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (collectively the "Purchasers" and
                              ---------
individually a "Purchaser").

     In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   AGREEMENT TO SELL AND PURCHASE.

          1.1 Authorization of Shares. On or prior to the Closing (as defined in
Section 2 below), the Company shall have authorized the sale and issuance to Purchasers of the shares of Series B Preferred Stock (the "Shares") having the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment to the Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Amended Certificate").
                   ---------

          1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser and each Purchaser agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a
                                                             ---------
purchase price of One Hundred Dollars ($100) per Share.

     2.   CLOSING, DELIVERY AND PAYMENT.

          2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 10:00 AM on September 2, 1997, at the offices of Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, Colorado 80202, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to each Purchaser as follows:

          3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own
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and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the Common Stock $.001 par value per share of the Company (the "Common Stock") issuable upon conversion thereof (the "Conversion Shares") and to carry out the provisions of this Agreement and the Amended Certificate and to carry on its business as presently conducted and as presently proposed to be conducted.

          3.2 Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, will consist of fifteen million (15,000,000) shares of Common Stock, four hundred seventy-five thousand (475,000) shares of which are issued and outstanding and six million (6,000,000) shares of Preferred Stock, five million twenty-five thousand (5,025,000) of which are designated Series A Preferred Stock, all of which will be issued and outstanding and ten thousand one hundred thirty-five (10,135) of which are designated Series B Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock have been duly authorized, validly issued, and are fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance. Except as provided in Exhibit C hereto or as provided in this Agreement, there are no outstanding options, warrants or other rights to purchase from the Company any of its securities. When issued in compliance with the provisions of this Agreement and the Amended Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable.

          3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, and delivery of the Shares has been taken or will be taken prior to the Closing.

          3.4 Proprietary Rights. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, nor is the Company aware of any basis for the foregoing.

          3.5 Actions Pending. There is no action, suit or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal.

          3.6 Investments in United States Real Property Interests. The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) during the five (5) year period preceding the date of this letter.

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          3.7 Qualified Small Business. To the best of its knowledge the Company qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Code and covenants that so long as its shares are held by the Purchasers (or a transferee in whose hands the shares are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code), it will use its reasonable efforts to cause the shares to qualify as Qualified Small Business Stock; provided that, notwithstanding the foregoing, the Company shall not be obligated to take any action, or refrain from any action which in its discretion, is not in the best interests of the Company or its stockholders.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company as follows:

          4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

          4.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

              (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

              (b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

              (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's business or financial experience, Purchaser

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has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

               (d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) Company Information. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

               (f) Rule 144. Purchaser acknowledges and agrees that the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and the Conversion Shares are subject to restrictions on transfer as set forth herein.

     5.   FUTURE OFFERINGS.

          5.1 Series C Financing. The Company has identified to Centennial Fund V, L.P. and its affiliates ("Centennial V") certain milestones which it is seeking to accomplish. The Company and Centennial V expect that upon satisfactory completion or progress toward those milestones (in the sole discretion of Centennial V), Centennial V currently intends to provide $10,000,000 in Series C Convertible Preferred Stock financing of the Company on or before June 30, 1998 at a price equal to $1.04 per share of Common Stock into which the preferred stock sold in the Series C Financing is convertible (the "Series C Financing").

          5.2 Right of First Offer on Subsequent Offerings. If at any time the Company offers any "Equity Securities" (as defined below), then Centennial V shall have a right of first offer to purchase up to $10,000,000 of all Equity Securities (the "First Offer Amount") that the Company may propose to sell and issue, other than the Equity Securities excluded by Section 5.2(d) hereof. The term "Equity Securities" shall mean

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(i) any capital stock of the Company, (ii) any security convertible, with or without consideration, into any capital stock, (iii) any security carrying any warrant or right to subscribe to or purchase any capital stock or (iv) any such warrant or right.

               (a) Exercise of Rights. If the Company proposes to offer any Equity Securities, it shall give Centennial V written notice of its intention, describing the Equity Securities, the price, and the terms and conditions upon which the Company proposes to offer the same. Centennial V shall have thirty
(30) days from the giving of such notice to agree to purchase up to its pro rata portion of the First Offer Amount for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. If Centennial V exercises its right of first offer, the Company shall be obligated to sell to Centennial V all of the Equity Securities which Centennial V elects to purchase (up to the First Offer Amount) in accordance with the terms of this Section 5.2(a).

               (b) Issuance of Equity Securities to Other Persons. If Centennial V fails to exercise in whole or in part the rights to purchase Equity Securities within such thirty (30) day period, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which Centennial V's rights were not exercised, at a price and upon terms and conditions that are not materially more favorable to the purchasers thereof than specified in the Company's notice to Centennial V pursuant to this Section. If the Company has not sold such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to Centennial V in the manner provided above.

               (c) Termination of Rights to First Offer. The rights of first offer established by this Section shall terminate upon the closing of the next equity financing pursuant to which the Company sells Equity Securities with an aggregate purchase price of not less than $10,000,000 (a "Qualified Financing"), provided that such sale has been effected in compliance with this Article V.

               (d) Excluded Securities. The right of first offer established in this Article V shall have no application to any of the following:

                   (i) 975,000 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements approved by the Company's Board of Directors (including such shares or rights issued to such persons prior to or on the date of this Agreement);

                   (ii) any Equity Securities issued pursuant to a merger, consolidation, acquisition or similar business combination or pursuant to a recapitalization or stock split;

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                   (iii)  any Equity Securities issued pursuant to any venture leasing arrangement (whether issued to a lessor, guarantor or other person), if such issuance is approved by the Board of Directors (including approval by Centennial V's representative to the Board of Directors;

                   (iv) Equity Securities issued upon conversion of the Shares or the shares of Series A Preferred Stock;

                   (v) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; provided such borrowings do not have equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company;

                   (vi) Equity Securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors of the Company (including approval by Centennial V's representative to the Board of Directors);

                   (vii) Equity Securities issued in connection with corporate partnering transactions on terms approved by the Board of Directors (including approval by Centennial V's representative to the Board of Directors); and

                   (viii) any right, option or warrant to acquire any security convertible into the securities described in subsections (i) through (vii) above.

               (e) No Participation Required. The Company acknowledges that nothing in this Section 5 (including Section 5. 1) shall obligate Centennial V to participate in the Series C Financing or to purchase Equity Securities, and Centennial V has not made any commitments or representations that it will do so.

               (f) Not Assignable. The right of first offer set forth in this
Section 5 may not be assigned or transferred except to an affiliate of Centennial V or to SOFTBANK Technology Ventures.

     6.   Covenants of the Company.

          6.1 Board of Directors. Effective upon the Closing, G. Jackson Tankersley, Jr. shall become a member of the Company's Board of Directors. Thereafter, for so long as Centennial V (or its affiliates) owns at least 10% of the Shares (or an equivalent amount of Common Stock issued upon conversion thereof) purchased pursuant to this Agreement, at each annual or special meeting or in connection with the taking of action by written consent for the election of the Board of Directors, the Company shall cause one representative designated by Centennial V to be nominated to

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the Company's Board of Directors and shall use its best efforts to cause the election of such representatives.

          6.2 Management Rights. The Company hereby grants Centennial V the following contractual rights:

               (a) Centennial V shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans. Management will meet with Centennial V regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

               (b) Centennial V may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operation; subject to subsection 6.2(d) below.

               (c) If Centennial V is not represented on the Company's Board of Directors, the Company shall give a representative of Centennial V copies of all notices, minutes, consents, and other material that it provides to its directors. Upon reasonable notice and a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, such representative may address the Board of Directors with respect to Centennial V's concerns regarding significant business issues facing the Company.

               (d) Centennial V agrees, and any representative of Centennial V will agree, that as a condition precedent to the rights granted under this
Section 6.2 each person having access to any information provided to the Board of Directors by the Company will hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement. The Company reserves the right not to provide information and to exclude non-director representatives of Centennial V from any meeting or portion thereof if delivery of such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel.

               (e) The rights described in this Section 6.2 shall terminate and be of no further force or effect upon the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public or in the event that Centennial V no longer holds at least 10% of the Shares (or an equivalent amount of Common Stock upon conversion thereof) purchased pursuant to this Agreement. The confidentiality provisions hereof will survive any such termination.

          6.3 Company Rights. The Purchasers acknowledge that the available pool for issuance of stock or options to employees, consultants or directors (the "Option

                                       7
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Pool") consists of 975,000 shares of Common Stock subsequent to the Closing. In addition, 175,000 shares of Common Stock have been issued from the Option Pool to employees as of the date of this Agreement.

          6.4 United States Real Property Holding Company. The Company shall use its best efforts to ensure that it does not at any time in the future become a United States real property holding corporation ("USRPHC") and from time to time, upon request of any Purchaser shall make a determination as to its status as a USRPHC. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify the Purchasers of such change in status.

          6.5 Unrelated Business Taxable Income. Any gross income derived by the Purchasers from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3) respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income.

     7. REPURCHASE RIGHTS. All or any portion of the Shares purchased hereunder (and any shares of Conversion Shares or securities issued thereupon as a dividend or other distribution, or in connection with a reorganization or recapitalization) by Centennial V shall be subject to repurchase by the Company at the Company's option at a $100 per share repurchase price (as appropriately adjusted for any stock splits) upon Centennial V's failure to participate in the Series C Financing. Such repurchase option shall be exercisable at any time within eighteen (18) months following Centennial V's failure to participate in the Series C Financing by written notice signed by an officer of the Company. Upon exercise of the repurchase option, Centennial V shall duly execute the share certificates for transfer and deliver the certificates to the Company against payment of the aggregate purchase price in immediately available funds. The Company acknowledges that its repurchase right applies only to a failure to participate in the Series C Financing and does not apply to any other round of financing by the Company.

     8. MISCELLANEOUS.

          8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.

          8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company hereunder in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

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          8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

          8.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto and the other documents delivered pursuant hereto, including the letter dated of even date herewith entitled "Disqualified Parties," constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          8.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.6 Amendment or Waiver.

              (a) This Agreement may be amended or modified only upon the mutual written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

              (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written mutual consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

          8.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other
                                      ---------
address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

          8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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          8.9 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.9 being untrue.

          8.10 Expenses. The Company agrees to pay, and hold each Purchaser harmless against liability for the payment of, (a) the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing, (b) other fees and expenses incurred by the Company, including due diligence expense, (c) the fees and expenses incurred with respect to any amendments or waivers under or in respect of this Agreement, the agreements contemplated hereby, and the Amended Certificate, (d) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Shares and the Conversion Shares, and (e) the fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Amended Certificate; provided that the fees and expenses for which the Company is responsible under
(a) and (b) above shall not exceed $10,000 in the aggregate.

          8.11 Remedies. Each Purchaser shall have the rights and remedies set forth in this Agreement, the Amended Certificate and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date set forth in the first paragraph hereof

                                         COMPANY:

                                         VSTREAM INCORPORATED


                                         By: /s/ James M. LeJeal
                                             ------------------------------

                                         Title: Chief Financial Officer
                                                ----------------------------

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                                       PURCHASERS


                                       Centennial Fund V, L.P.

                                       By: Centennial Holdings V, L.P.,
                                           Its General Partner


                                       By: /s/ G. Jackson Tankersley
                                           -------------------------------------
                                           a General Partner

                                       Centennial Entrepreneurs Fund V., L.P.
                                       By: Centennial Holdings V, L.P.
                                           Its General Partner


                                       By: /s/ G. Jackson Tankersley
                                           -------------------------------------
                                       Title: General Partner
                                             -----------------------------------

                                       VStream Investment Partnership


                                       By: /s/ G. Jackson Tankersley
                                          --------------------------------------
                                       Its: Partner
                                           -------------------------------------

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                        SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                             Schedule of Purchasers
                             ----------------------

Name and Address                    Series B Shares           Aggregate
----------------                    ---------------           ---------
                                                            Purchase Price
                                                            --------------
Centennial Fund V, L.P.                    9,700              $ 970,000
1428 15th Street
Denver, CO 80202

Centennial Entrepreneurs Fund                300               $ 30,000
V, L.P.
1428 15th Street
Denver, CO 80202

VStream Investment Partnership               135               $ 13,500
1125 17th Street, Suite 2525
Denver, CO 80202
                                          ------             ----------
               TOTAL                      10,135             $1,013,500